Exhibit 99.1

P3 Health Partners Announces Select Preliminary Fourth Quarter and
Full Year 2021 Results, and Introduces 2022 Outlook

Strong revenue growth of 46% for the fourth quarter and 32% for full year 2021

Full year 2022 revenue expected to be up to $1 billion, a 56% increase vs. prior year

At-risk Medicare Advantage members expected to be up 95,000 by end of full year 2022, a 42% increase vs. prior year

Significant improvements in full year 2022 Adjusted EBITDA PMPM, with

Adjusted EBITDA profitability expected in 2024

Henderson, NV, March 9, 2022 — P3 Health Partners, Inc. (“P3” or the “Company”) (NASDAQ: PIII), a patient-centered and physician-led population health management company, today announced its select preliminary unaudited financial results and business updates for the fourth quarter and full year ended December 31, 2021, along with its full year 2022 outlook in advance of the Company’s upcoming participation at several investor conferences in March.

“Our preliminary results for 2021 demonstrate continued progress on our strategic objectives, which we believe provides a solid foundation for P3 Health Partners in 2022,” said Dr. Sherif Abdou, CEO of P3 Health Partners. “Our 2021 revenue is expected to be $642 million, an increase of 32% from the prior year, exceeding our full-year guidance as we grew our at-risk Medicare Advantage members to 67,000 at year-end. We also continued our national expansion with our entry into California announced earlier this year, and we’re now operating in 5 states and 18 markets as of January 2022.”

Dr. Abdou continued, “We anticipate 2022 revenue to reach up to approximately $1 billion, a 56% increase over the prior year and well ahead of our previous estimate of $825 million, driven by up to 95,000 at-risk Medicare Advantage members by year-end, representing a 42% increase over the prior year. On the bottom line, we expect a 50% improvement in adjusted EBITDA per member per month (PMPM) at the midpoint of our guidance. Our balance sheet remains strong, with approximately $140 million in cash at the end of December 2021, providing ample capital until we achieve profitable adjusted EBITDA in 2024.”

Select Preliminary Unaudited Financial Results

Fourth Quarter 2021:

•	Revenue is expected to increase 46% to approximately $183 million compared to $125 million in the prior year.

•	Net loss is expected to range between approximately $90 million and $95 million compared to a net loss of $14.2 million in the prior year.

•	Adjusted EBITDA loss (a non-GAAP number defined herein) is expected to range between approximately $35 million and $30 million compared to an adjusted EBITDA loss of $30 million in the prior year.(1)

Full Year 2021 vs. 2020:

•	At-risk Medicare Advantage members at December 31, 2021, increased approximately 32% to 67,000 compared to 51,000 in the prior year. (2)

•	Revenue is expected to increase 32% to approximately $642 million compared to $486 million in the prior year.

•	Net loss is expected to range between approximately $176 million and $181 million compared to a net loss of $45.4 million in the prior year.

•	Net loss PMPM is expected to range between $248 and $242.

•	Adjusted EBITDA loss is expected to range between $88 million and $83 million compared to an adjusted EBITDA loss of $55 million in the prior year. (1)

•	Adjusted EBITDA loss PMPM is expected to range between $120 and $115. (1)

(1) Adjusted EBITDA and Adjusted EBITDA PMPM are non-GAAP financial measures. For reconciliations of these measures to the most directly comparable GAAP measures and more information regarding the Company’s use of non-GAAP financial measures, please see the section titled “Non-GAAP Financial Measures.”

(2) See “Key Performance Metrics” for additional information on how the Company defines “at-risk Medicare Advantage members.”

Full Year 2022 Outlook:

The Company expects full year 2022 revenue between $950 million and $1.0 billion, representing a 48% to 56% increase over the prior year. The Company expects at-risk Medicare Advantage members between 90,000 and 95,000, at December 31, 2022, representing a 34% to 42% increase over the prior year. P3 also expects adjusted EBITDA loss to range between $80 million and $50 million reflecting our expected high growth rate and the underlying improving operating performance, offset by incremental labor expenses related to front line staff, such as nurses, and continued expenses related to COVID-19. On a PMPM basis, full year 2022 adjusted EBITDA loss is expected to improve to $75 PMPM to $45 PMPM compared to an expected range of $120 PMPM to $115 PMPM in the prior year, representing a 35% to 63% improvement versus the prior year.

While the Company expects the impact of COVID-19 on our future results to be transitory, P3 expects to incur additional COVID-19 related costs in full year 2022 given the volume of positive cases and “breakthrough” cases (positive cases in vaccinated patients) present in the Company’s markets. COVID-19 disproportionately impacts older adults, especially those with chronic illnesses, which describes many of P3’s patients. The full extent to which COVID-19 will directly or indirectly impact P3’s full year 2022 results of operations and financial condition will depend on multiple factors, including, but not limited to new and emerging information from the impact of new variants of the virus. Because of these factors, management may not be able to fully estimate the length or severity of the impact of the pandemic on P3’s business and results of operations.

Dr. Abdou added, “In 2022, we will continue to focus on operational excellence, delivering improved patient outcomes and executing on our disciplined, purposeful growth strategy. We believe P3 is now in an excellent position to achieve our vision to lead the transformation of healthcare with our proven, capital-efficient, scalable model.”

The Company currently anticipates filing a Form 12b-25, Notification of Late Filing, no later than April 1, 2022, which will provide the Company with a 15-calendar day extension to file its Form 10-K. The Company expects to report fourth quarter and audited full year 2021 financial results on or before April 15, 2022, the expiration date of the extension period. The Company began publicly trading on the Nasdaq on December 3, 2021, and the Company and its independent auditor, BDO LLP, anticipate needing additional time to finalize the Company’s initial Form 10-K filing. The Company does not expect future delays in subsequent regulatory filings.

About P3 Health Partners

P3 is a patient-centered and physician-led population health management company. Founded and led by physicians, P3 is a team of doctors, clinicians and support service professionals with a shared passion for delivering value-based care. We leverage our deeply integrated and capital efficient care model, data and technology, physician leadership and community outreach tools to create enhanced patient outcomes and experiences, greater satisfaction for providers and caregivers and lower care costs. For more information, visit p3hp.org.

Business Combination and Presentation of Financial Results

As a result of the business combination consummated on December 3, 2021, the Company was deemed to be the acquirer and successor for accounting purposes, and P3 Health Group Holdings, LLC, which is the business conducted prior to the closing of the business combination, was deemed to be the acquiree and accounting predecessor. The Company’s financial results are distinguished between two distinct periods, the period prior to the business combination closing date (the “Predecessor” period) and the period after the closing date (the “Successor” period), which reflects a new basis of accounting that is based on the fair value of net assets acquired. The preliminary financial results for the quarter and year ended December 31, 2021, presented in this release combine these two periods.

Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures as defined by the SEC rules. Adjusted EBITDA has not been prepared in accordance with United States generally accepted accounting principles (“GAAP”). EBITDA is defined as GAAP net income (loss) before (i) interest expense, (ii) income taxes and (iii) depreciation and amortization. Adjusted EBITDA is defined as EBITDA, further adjusted to add back the effect of certain expenses, such as (iv) mark-to-market warrant expense, (v) premium deficiency reserves, (vi) stock-based compensation and (vii) transaction expenses. Adjusted EBITDA PMPM is defined as Adjusted EBITDA divided by the number of at-risk Medicare Advantage members each month divided by the number of months in the period. We believe these non-GAAP financial measures provide an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial measures with other similar companies. We do not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. These non-GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non-GAAP financial measures. In addition, other companies may calculate non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. The following tables present a reconciliation of Adjusted EBITDA to net income (loss) and Adjusted EBITDA PMPM to net income (loss) PMPM, which are the most directly comparable financial measures calculated in accordance with GAAP:

In millions $	Preliminary
	For the three months ended		For the three months ended
	December 31, 2021		December 31, 2020
	Lower range	Upper range
Net income (loss)	$(94.6)	$(89.6)	$(14.2)
Interest (income) expense, net	4.2	4.2	3.1
Income tax expense (1)	--	--	0.1
Depreciation expense	0.5	0.5	0.2
Amortization expense	7.3	7.3	--
Mark-to-market warrant expense	(0.9)	(0.9)	--
Premium deficiency reserve	5.7	5.7	(19.2)
Transaction expense, Business Combinations	24.7	24.7	--
Transaction related litigation fees	7.9	7.9	--
Stock-based compensation	10.2	10.2	(0.2)
Adjusted EBITDA	$(35.0)	$(30.0)	$(30.2)

In millions $	Preliminary Unaudited
	For the year ended		For the year ended
	December 31, 2021		December 31, 2020
	Lower range	Upper range
Net income (loss)	$(180.9)	$(175.9)	$(45.4)
Interest (income) expense, net	17.4	17.4	10.0
Income tax expense (1)	--	--	0.1
Depreciation expense	1.7	1.7	0.8
Amortization expense	7.3	7.3	--
Mark-to-market warrant expense	11.1	11.1	--
Premium deficiency reserve	10.3	10.3	(20.5)
Transaction expense, Business Combinations	25.6	25.6	--
Transaction related litigation fees	7.9	7.9	--
Stock-based compensation	11.6	11.6	0.4
Adjusted EBITDA	$(88.0)	$(83.0)	$(54.6)

In PMPM $	Preliminary Unaudited
	For the year ended
	December 31, 2021
	Lower range	Upper range
Net income (loss) PMPM	$(248)	$(242)
Interest (income) expense, net	24	24
Income tax expense (1)	--	--
Depreciation expense	2	2
Amortization expense	10	10
Mark-to-market warrant expense	15	15
Premium deficiency reserve	14	14
Transaction expense, Business Combinations	35	35
Transaction related litigation fees	11	11
Stock-based compensation	16	16
Adjusted EBITDA PMPM	$(120)	$(115)

(1) As of the date of this release, the Company has not finalized its 2021 income tax provision.

We are not able to provide a reconciliation of guidance for Adjusted EBITDA or Adjusted EBITDA PMPM to net income (loss) or net income (loss) PMPM, the most directly comparable GAAP measures, respectively, and have not provided forward-looking guidance for net income (loss) or net income (loss) PMPM, because of the variability around select items that may impact net income (loss), including stock-based compensation and mark-to-market warrant expense, that are not within our control or cannot be reasonably predicted without unreasonable effort.

Key Performance Metrics

In addition to our GAAP and non-GAAP financial information, the Company also monitors “at risk members” to help us evaluate our business, identify trends affecting our business, formulate business plans and make strategic decisions. At-risk membership represents the approximate number of Medicare Advantage members for whom we receive a fixed per member per month fee under capitation arrangements as of the end of a particular period.

Financial Disclosure Advisory

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). The expected financial results discussed in this press release are preliminary and represent the most current information available to the Company’s management, as financial closing procedures for the fourth quarter and full year ended December 31, 2021, are not yet complete. These estimates are not a comprehensive statement of the Company’s financial results for the fourth quarter and full year ended December 31, 2021, and actual results may differ materially from these estimates as a result of the completion of year-end accounting procedures and adjustments, including the execution of the Company’s internal control over financial reporting, the completion of the preparation and audit of the Company’s financial statements and the subsequent occurrence or identification of events prior to the formal issuance of the audited financial statements for full year 2021.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements include statements regarding our future growth and strategy. Words such as "anticipate," "believe," "budget," "contemplate," "continue," "could," "envision," "estimate," "expect," "guidance," "indicate," "intend," "may," "might," "plan," "possibly," "potential," "predict," "probably," "pro-forma," "project," "seek," "should," "target," or "will," or the negative or other variations thereof, and similar words or phrases or comparable terminology, are intended to identify forward-looking statements. These forward-looking statements address various matters including the Company’s future expected growth and strategy; current expectations regarding the COVID-19 pandemic; preliminary expectations as to revenue, net loss and Adjusted EBITDA for the quarter ended December 31, 2021; preliminary expectations as to the number of at-risk Medicare Advantage members, revenue, net loss, net loss PMPM, Adjusted EBITDA and Adjusted EBITDA PMPM for the full year ended December 31, 2021; the Company’s outlook as to the number of at-risk Medicare Advantage members, revenue, Adjusted EBITDA and Adjusted EBITDA PMPM for the full year ending December 31, 2022; and expectations to achieve profitability in 2024, all of which reflect the Company’s expectations based upon currently available information and data. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected or estimated and you are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company's control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements.

Important risks and uncertainties that could cause our actual results and financial condition to differ materially from those indicated in forward-looking statements include, among others, changes in market or industry conditions, regulatory environment, competitive conditions, and receptivity to our services; our ability to continue our growth and expand our operations; changes in laws and regulations applicable to our business; our ability to maintain our relationships with health plans and other key payers; the impact of COVID-19 or another pandemic, epidemic or outbreak of infectious disease on our business and results of operation; and our ability to recruit and retain qualified team members and independent physicians; and other factors discussed in the “Risk Factors” section of the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission (“SEC”) on December 28, 2021 and in the Company’s other filings with the SEC. All information in this press release is as of the date hereof, and we undertake no duty to update or revise this information unless required by law. You are cautioned not to place undue reliance on any forward-looking statements contained in this press release.

Contacts

Kelley Waynert, Senior Manager, Strategic Communications

P3 Health Partners

(702) 334-6745

KWaynert@p3hp.org

Investor Relations

Cody Slach, Alex Kovtun

Gateway Group

(949) 574-3860

PIII@gatewayir.com

Public Relations

Zach Kadletz, Natalie Balladarsch

Gateway Group

(949) 574-3860

PIII@gatewayir.com